Exhibit 99.1

Stephen Buckley, Jr. Appointed to Tokai Board of Directors

CAMBRIDGE, Mass.—(BUSINESS WIRE)—Jan. 9, 2015— Tokai Pharmaceuticals, Inc. (NASDAQ: TKAI), a clinical-stage biopharmaceutical company focused on developing novel therapies for prostate cancer and other hormonally driven diseases, today announced that Stephen Buckley, Jr. has joined the company’s board of directors and will serve as chair of the audit committee.

“We are delighted to welcome Steve to our board of directors,” stated Jodie Morrison, CEO of Tokai. “We believe Steve’s extensive auditing, accounting and financial reporting experience combined with his strong track record of serving life sciences companies makes him a great addition to our board.”

Mr. Buckley spent 25 years as a partner of Ernst & Young LLP, where he led assurance and advisory teams serving public and private companies in life sciences and other technologies. Mr. Buckley ran Ernst & Young’s Life Sciences Industry Practice of New England from 1991 to 2006, and was Director of its New England Entrepreneurial Services Group from 1991 to 2001. He was previously a partner in the Boston, Massachusetts office of Arthur Young until its merger into Ernst & Young in 1989. Mr. Buckley is a member of the American Institute of CPAs. Mr. Buckley serves on the board of directors of Enanta Pharmaceuticals, Inc. and Mevion Medical Systems, Inc. Mr. Buckley received an A.B. from Bowdoin College and a Masters of Science in Accounting from Northeastern University.

“I am excited to be joining Tokai’s board as galeterone is entering its Phase 3 trial in the first half of this year,” stated Mr. Buckley. “I look forward to working with the board to help guide Tokai as it grows as a public company.”

About Tokai Pharmaceuticals

Tokai Pharmaceuticals is a biopharmaceutical company focused on developing novel therapies for prostate cancer and other hormonally-driven diseases. The company’s lead drug candidate, galeterone, is a highly selective, multi-targeted, oral small molecule drug candidate being developed for the treatment of patients with castration-resistant prostate cancer. The Company’s ARDA drug discovery program is focused on the identification and evaluation of compounds that are designed to disrupt androgen receptor signaling through enhanced androgen receptor degradation and are targeted to patients with androgen receptor signaling diseases, including prostate cancer. For more information on the company and galeterone, please visit www.tokaipharma.com.

Forward-looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, intellectual property, cash resources, financial position and projected costs, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations for the period anticipated; whether data from early clinical trials will be indicative of the data that will be obtained from future clinical trials; whether galeterone will advance through the clinical trial process on the anticipated timeline and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether the Company can establish companion diagnostics arrangements for its planned Phase 3 trial; whether, if galeterone obtains such approval, it will be successfully distributed and marketed; and other factors discussed in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2014 In addition, the forward-looking statements included in this press release represent the Company’s views as of January 9, 2015. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to January 9, 2015.

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